UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2020

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact Name of Registrant as Specified in its Charter)

Not Applicable	033-80655	06-1436334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of Principal Executive Offices)	(Zip Code)

(860) 862-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2020, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (“MGE”) announced the appointment of Raymond Pineault, age 54, as Chief Operating Officer of MGE (pending regulatory approval), replacing Michael Silberling, who separated from MGE and resigned his position as Senior Vice President and Chief Operating Officer effective July 17, 2020.

Mr. Pineault previously served as Regional President of MGE since January 2020 and, prior to that, had served as President and General Manager of MGE’s flagship property, Mohegan Sun Connecticut, since April 2015. The material terms of the compensation arrangements for Mr. Pineault in his new position will be disclosed when such arrangements are determined.

A copy of the press release reporting the appointment of Mr. Pineault as Chief Operating Officer of MGE is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release and related information may also be found on the Company’s website at www.mohegangaming.com, under “News.”

Item 8.01	Other Events.

On July 23, 2020, MGE also provided estimated, preliminary operating trends for Mohegan Sun for the period of June 1, 2020 through July 20, 2020 compared to the same period in 2019:

•	Gaming revenues of approximately $106.5 million vs. $88.4 million in the prior year period, a 20.5% increase;

•	Net revenues of approximately $125.0 million vs. $140.3 million in the prior year period, a 10.9% decrease;

•	Income from operations of approximately $47.3 million vs. $26.7 million in the prior year period, a 77.2% increase;

•	Adjusted EBITDA of approximately $57.2 million vs. $37.1 million in the prior year period, a 54.2% increase;

•	Operating margin of approximately 37.9% vs. 19.0% in the prior year period, an 1,890 basis points increase; and

•	Adjusted EBITDA margin of approximately 45.8% vs. 26.4% in the prior year period, a 1,940 basis points increase.

“The first 50 days of post-opening operations of Mohegan Sun have demonstrated not only strong consumer spending relative to last year, but also reflect a new and significantly resized cost structure that has permanently elevated the property’s cash flow generating profile going forward,” said Mario Kontomerkos, President & Chief Executive Officer of MGE.

MOHEGAN SUN

ADJUSTED EBITDA RECONCILIATION

Reconciliation of Income from Operations to Adjusted EBITDA:

Reconciliation of income from operations, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA is shown below (in thousands, unaudited):

	For the Period June 1 through July 20
	2020	2019
Income from operations	$47,319	$26,706
Depreciation and amortization	9,812	10,263
Other, net	75	121

Adjusted EBITDA	$57,206	$37,090

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this Current Report on Form 8-K primarily represents income from operations before depreciation and amortization.

These trends are preliminary estimates only, based solely on currently available information relating to Mohegan Sun for the limited period from June 1, 2020 through July 20, 2020, and these trends may not continue at this property and may not recur at MGE’s other properties as they reopen, including as a result of varying levels of restrictions on operations imposed by governmental authorities, customer response and demand, the potential for authorities re-imposing restrictions in response to continued developments with the COVID-19 pandemic and other events that could require new closures or delayed reopenings of MGE’s properties, and the other factors described under “Risk Factors” in MGE’s public filings. MGE does not intend to update interim results for its reopened properties or its other properties. In addition, these results are preliminary, based on management estimates, have not been reviewed by MGE’s auditors, or any other independent accounting firm, and are subject to change. MGE does not prepare monthly, property-level financials and MGE has not yet closed the financial records for its prior or current fiscal quarters and, as a result, the information contained herein may not be indicative of final results for the periods from June 1, 2020 through July 20, 2020 or indicative of a full fiscal quarter. As a result, this information constitutes forward-looking information and, therefore, this information is subject to risks and uncertainties, including possible adjustments and the risk factors highlighted under “Risk Factors” in MGE’s public filings.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about MGE’s expectations with respect to Mohegan Sun’s cash flow generating profile going forward and related matters. All statements other than statements of historical fact are forward-looking statements. These statements can also sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this Current Report are made only as of the date of this filing. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

No.	Exhibit

99.1	Press Release of Mohegan Gaming & Entertainment dated July 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2020	MOHEGAN TRIBAL GAMING AUTHORITY D/B/A MOHEGAN GAMING & ENTERTAINMENT

	By:	/s/ Ralph James Gessner Jr.
	Name:	Ralph James Gessner Jr.
	Title:	Chairman, Management Board